EXHIBIT 10.3

THIS PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS PROMISSORY NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

PROMISSORY NOTE

$10,000.00	Scottsdale, Arizona
February 11, 2016

FOR VALUE RECEIVED, the undersigned, Intellisense Solutions Inc., a Nevada corporation (referred to herein as the "Borrower"), with offices at 14201 N. Hayden Road, Suite A-1, hereby unconditionally promises to pay to the order of First Capital AG, or his registered assigns (the "Lender"), in lawful money of the United States, at such address as the Lender may from time to time designate, the principal sum of Ten Thousand Dollars ($10,000.00). This Note shall mature and become due and payable in full upon 180 days from the date affixed above, on August 8, 2016, or on demand by the holder (the "Maturity Date").

1. Interest. Interest shall accrue at a rate of Twelve Percent (12%) per annum.

2. Terms of Repayment. The terms of repayment of this Note, plus accrued interest, are upon the earlier of the following:

(a)	The Maturity Date;

(b)	Written demand by Lender; or

(c)	The Borrower’s receipt of any subsequent financing of $250,000 or more.

3. Liability of the Borrower. The Borrower is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Note or the release, substitution, or addition of collateral, if any, for this Note.

1

4. Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Nevada; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or (B) bylaws or (x) any law or (y) any agreement or document binding on or affecting the Borrower, not otherwise disclosed to the Lender prior to execution of this Note, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi) there is no pending or, to the Borrower 's knowledge, information or belief, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; (viii) after giving effect to the transactions contemplated by this Note, the Borrower is Solvent; (ix) the Borrower is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject not otherwise disclosed to the Lender prior to the execution of this Note, and (x) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Borrower, and (xi) the Borrower has taken all required action to reserve for issuance such number of shares of Common Stock as may be issuable from time to time upon conversion of this Note.

5. Events of Default. Each and any of the following shall constitute a default and, after expiration of a grace period, if any, shall constitute an "Event of Default" hereunder:

(a) the nonpayment of principal, late charges or any other costs or expenses promptly when due of any amount payable under this Note or the nonpayment by the Borrower of any other obligation to the Lender;

(b) an Event of Default under this Note (other than a payment default described above), or any other failure of the Borrower to observe or perform any present or future agreement of any nature whatsoever with Lender, including, without limitation, any covenant set forth in this Note;

(c) if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) the Borrower shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (iv) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

2

(d) any representation or warranty made by the Borrower or any other person or entity under this Note shall prove to have been incorrect in any material respect when made;

(e) an event of default or default shall occur and be continuing under any other material agreement, document or instrument binding upon the Borrower including, without limitation, any instrument for borrowed money in excess of Fifty Thousand dollars ($50,000) (whether or not any such event of default or default is waived by the holder thereof) and including, without limitation, under any other Transaction Document (as defined in the Securities Purchase Agreement);

(f) the entry of any judgment against Borrower or any of its property for an amount in excess of Fifty Thousand dollars ($50,000) that remains unsatisfied for thirty (30) days;

(g) any material adverse change in the condition or affairs (financial or otherwise) of the Borrower shall occur which, in the sale opinion of the Lender, increases its risk with respect to loans evidenced by this Note;

(h) the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender's prior written consent; or

6. Lender's Rights Upon Default. Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

7. Default Interest Rate. Upon an Event of Default, without any further action on the Part of Lender, interest will thereafter accrue at the rate equal to the lesser of (i) 15% per annum or (ii) the highest rate permitted by applicable law, per annum (the Default Rate"), until all outstanding principal, interest and fees are repaid in full by Borrower.

8. Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower's obligation to repay the principal of and interest on the Note. This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

3

9. Governing Law. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender. The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Lender. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of Arizona without regard to principles of conflicts of laws.

10. Jurisdiction. THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF ARIZONA. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS.

11. Miscellaneous. (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, and demand. (b) Time is of the essence for each of Borrower's covenants under this Note. (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All obligations of Borrower in connection with this Note shall bind Borrower's successors and assigns, and Lender's conversion rights shall succeed to any successor securities to Borrower's common stock. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or un enforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender's right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on anyone or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (f) This Note may not be waived, changed, modified, or discharged orally, but only in writing.

4

12. Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Intellisense Solutions Inc.

14201 N. Hayden Road, Suite A-1

Scottsdale, AZ 85260

If to Lender:

First Capital AG

Trust Company Complex, Ajeltake Road

Ajeltake Island, Majuro, MH 96960, Marshall Islands

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

Intellisense Solutions Inc.
By:
Neil Reithinger
President

5